UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2023

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Super Micro Computer Inc., Taiwan (the “Subsidiary”), a Taiwan corporation and wholly-owned subsidiary of Super Micro Computer, Inc. (the “Company) was party to (i) a general agreement for omnibus credit lines dated July 20, 2021 with CTBC Bank Co., Ltd. (“CTBC Bank”) and (ii) various individual credit arrangements under such general agreement which provided for aggregate total borrowings of up to $105.0 million (the “Prior CTBC Credit Lines”).

On September 28, 2023 (the “Effective Date”), the Subsidiary entered into a new general agreement for omnibus credit lines with CTBC Bank, which replaces the Prior CTBC Credit Lines in their entirety and permits for borrowings, from time to time, thereunder pursuant to various individual credit arrangements under such general agreement that included the previous issued long and medium term loan facility of NTD 1,550.0 million in 2021 and 2020 (the “Long and Medium Loan Facility” ), and each of (i) a short-term loan and guarantee line providing credit of up to NTD1,250.0 million and NTD100.0 million, respectively (the “NTD Short Term Loan/Guarantee Line”), (ii) a short-term loan providing a line of credit of up to $40.0 million (the “USD Short Term Loan Line”), and (iii) an export/import o/a loan line providing a line of credit of up to $105.0 million for exports and $50.0 million for imports (the “Export/Import Line,” and, together with the NTD Short Term Loan/Guarantee Line and the USD Short Term Loan Line, the “New CTBC Credit Lines”). Aggregate borrowings under all the New CTBC Credit Lines together is subject to a cap of $105.0 million.

Interest rates under each of the individual New CTBC Credit Lines are to be established according to individual credit arrangements, which interest rates shall be subject to adjustment depending on the satisfaction of certain conditions. Each of the NTD Short Term Loan/Guarantee Line and USD Short Term Loan Line are secured by certain of the Subsidiary’s assets, including certain property, land, and plant. The tenor for each of the individual New CTBC Credit Lines is one year. For the Long and Medium Loan Facility, the Subsidiary is subject to various financial covenants, including current ratio, debt service coverage ratio, and financial debt ratio requirements. In the event the Subsidiary does not satisfy such financial covenants, CTBC Bank is permitted to, among other things, reduce the permitted total borrowings to a cap of $70.0 million from $105.0 million. Additional covenants require, among other things, the Company to maintain ownership of all of the capital stock of the Subsidiary and prohibit secondary mortgages on certain assets securing various of the New CTBC Credit Lines. The New CTBC Credit Lines have customary default provisions permitting CTBC Bank to suspend the extension of credit, reduce the credit line, shorten the credit extension term, or declare all principal and interest amounts immediately due and payable.

The Subsidiary intends to use borrowings under the New CTBC Credit Lines in connection with financing of eligible accounts receivable and accounts payable (vendor invoices) and to finance additional improvements to the Company’s Bade Manufacturing Facility located in Taiwan.

Amounts outstanding under the Prior CTBC Credit Lines on the Effective Date were assumed by the New CTBC Credit Lines. As of the Effective Date, the Subsidiary had no borrowings under the NTD Short Term Loan/Guarantee Line, USD Short Term Loan Line, or Export/Import Line. In addition, as of the Effective Date, the Subsidiary had borrowings under the Long and Medium Loan Facility in NTD and remeasured into U.S. dollars of $40.1 million, the interest rate for which ranged from 1.2% to 1.4%.

The foregoing descriptions of the New CTBC Credit Lines do not purport to be complete and are qualified in their entirely by reference to the full and complete terms of such documents, copies of which are filed hereby as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	General Agreement for Omnibus Credit Lines dated as of September 28, 2023 between Super Micro Computer, Inc. Taiwan and CTBC Bank Co., Ltd.

10.2	Agreement for Individually Negotiated Terms and Conditions dated as of September 28, 2023 between Super Micro Computer, Inc. Taiwan and CTBC Bank Co., Ltd.

10.3	Summary of Short-Term Credit Facilities dated as of August 21, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Dated: October 2, 2023	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)